UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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PHOENIX COMPANIES INC.
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Investor Briefing

PHOENIX

Annual Meeting 2014

Important Disclosures

PHOENIX

The presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management's beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the amended administrative order entered by the SEC with respect to the Company and its wholly owned subsidiary, PHL Variable Insurance Company ("PHL Variable"), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company's ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as "will," "anticipate," "believe," "plan," "estimate," "expect," "intend," "is targeting," "may," "should" and other similar words or expressions. Forward-looking statements are made based upon management's current expectations and beliefs and are not guarantees of future performance. Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement of our prior period financial statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under "Investor Relations." You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this presentation, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this presentation, such statements or disclosures will be deemed to modify or supersede such statements in this presentation.

Overview and Current State

PHOENIX

Overview

- Company has been through a lengthy and complex restatement
- First Proxy Statement and Annual Meeting of Shareholders since 2012
- Response to 2012 Say-on-Pay vote
- Significant Board oversight and response

Current State

- An engaged, independent Board of Directors committed to effective governance
- Responsive and aligned executive compensation
- Growing core businesses

Engaged, Independent Board of Directors Committed to Effective Governance

PHOENIX

- Eight independent directors, including the Chairman, and one non-independent director (the CEO)
- Broad range of skill sets including accounting, acquisitions, finance, investment management, life insurance, marketing and strategic planning
- Engaged Board
  - In 2012 and 2013, each current director attended at least 75%[1] of Board and committee meetings on which they serve
  - Number of meetings:

	Board of Directors	Audit	Compensation	Executive	Finance	Governance
2012	6	12[2]	8	1	6	5
2013	7	12[2]	9	0	6	4

- Committed to effective governance
  - Separate Chairman and CEO roles
  - All directors except for CEO are independent
  - Independent Governance Committee
  - Direct oversight of enterprise risk management
  - Strong director stock ownership guidelines
    - *3x annual retainer*
    - *All except new director meet ownership guidelines*
  - No hedging permitted
  - Annual Board self-assessment and CEO performance evaluation
  - Robust Corporate governance principles on website
  - All related party transactions approved or ratified by Audit Committee in compliance with Related Person policy
  - No poison pill

[1] Attendance at Board and committee meetings
2012: 3 Directors 100%; 4 Directors 80 – 100%; 1 Director 75 – 100%
2013: 4 Directors 100%; 4 Directors 85 – 100%
[2] In addition, the Audit Committee held 25 informational update calls between the Nov. 8, 2012 announcement of the restatement and the Aug. 6, 2014 filing of the 2013 Form 10-K.

Overview of Phoenix

PHOENIX

Financial Highlights	
U.S. GAAP Assets (12/31/2013)	$21,624.6
U.S. GAAP Invested Assets & Cash (12/31/2013)	16,094.5
U.S. GAAP Equity Attributable to The Phoenix Companies, Inc. (12/31/2013)	573.0
U.S. GAAP Net Income Attributable to The Phoenix Companies, Inc. (12/31/2013)	5.1
Statutory Net Gains from Operations[1] – Phoenix Life Insurance Company (PLIC)	39.2
Statutory Surplus and AVR - PLIC	751.7
Estimated RBC Ratio[2] - PLIC	333%
Holding Company Liquidity[3]	$154.4
RBC Ratio (PLIC) Including Excess Holding Company Liquidity	374%

$ in millions

Key In Force Products	
Life Insurance (In force: $101 billion)	**Annuities (FUM[4]: $5.6 billion)**
Whole life	Fixed / Indexed
Universal Life (UL)	Immediate
Indexed UL	Variable
Variable Universal Life (VUL)	

[1] For the six months ended June 30, 2014
[2] Company Action Level Risk-Based Capital
[3] Cash and non-affiliated securities at the holding company
[4] Funds under management
Financial information as of 6/30/2014, unless otherwise noted

Historic Milestones

> Founded in 1851 as the American Temperance Life Insurance Company

> Merged with Home Life Mutual in 1992

> Converted from mutual to stock company in 2001 and created Closed Block

> Exited career distribution in 2004

> Spun off third-party asset management business in 2008

> In response to rating pressure, in 2009 repositioned product line and target market and established a wholesale distribution company

> Sold internal asset manager, Goodwin Capital Advisers, in 2011

Cumulative PNX stock price increase from January 1, 2012 through September 30, 2014 of 66.8%

Core Business Strategy

PHOENIX

- Fixed indexed annuity products gaining traction in the marketplace
  - *Sales in 2013 and into 2014 were strong*
- Deliberate re-entry into life insurance business with modest new life sales
- Revenue and earnings at Saybrus Partners, our distribution company, exceeding our expectations for growth
- Company remains financially strong with solid capital and liquidity
- Sound business fundamentals – mortality, policyholder persistency, portfolio quality

Restatement Background, Oversight and Response

PHOENIX

Background:

> In November 2012, the Company identified an error in the cash flow statements relating to classifications of cash flows and announced the restatement

> Restatement initially expected to be completed with timely filing of 2012 Form 10-K

> Through the course of the restatement, additional errors were identified that were complex and required significant effort to correct

> Filed the 2012 Form 10-K containing the restatement on April 1, 2014

> Cumulative restatement impact on stockholders' equity through June 30, 2012 of ($294.3) million primarily driven by a reserve accounting error in the UL block and adjustments to accumulated other comprehensive income

- Current expectations and experience indicate the UL block is expected to generate cumulative net profits on a U.S. GAAP basis (did not impact statutory results)

Oversight and Response:

> Completion of restatement was a top corporate priority

- Engaged external accounting, actuarial and legal advisors as well as additional internal resources to assist
- Hired additional staff with GAAP and financial reporting expertise
- Frequent interaction between Audit Committee and management

> Duration and cost directly related to complexity of restatement and our commitment to accuracy

- Total restatement expenses: $110.9 million

> Company continues to take a number of remedial actions to correct accounting errors and failures in the design and implementation of internal controls during the restatement

- Comprehensive remediation plan being further developed and implemented to address material weaknesses identified in course of restatement

> Frequent communications with many of our constituents

SEC Order and Filing Timeline

PHOENIX

> Company and its subsidiary, PHL Variable, subject to an SEC administrative order approved on March 21, 2014 and amended on August 1, 2014

Filing	Phoenix Date (By No Later Than)	PHL Variable Date (By No Later Than)
2013 Annual Report on Form 10-K	August 6, 2014 - *Filed on August 6, 2014*	August 22, 2014 - *Filed on August 22, 2014*
First Quarter 2013 Form 10-Q Second Quarter 2013 Form 10-Q Third Quarter 2013 Form 10-Q	September 10, 2014 - *Filed on September 11, 2014*	September 12, 2014 - *Filed on September 12, 2014*
First Quarter 2014 Form 10-Q	October 17, 2014 - *Filed on October 17, 2014*	October 21, 2014
Second Quarter 2014 Form 10-Q	October 24, 2014	October 28, 2014
Third Quarter 2014 Form 10-Q	December 5, 2014	December 12, 2014

As of October 20, 2014.

Audit and Compensation Committee Oversight and Response

PHOENIX

	Audit Committee	Compensation Committee
Committed to Effective Governance	> All members are independent and "financially literate" > Board of Directors' Financial Expert is a member of the Audit Committee > Meet regularly with Chief Financial Officer and internal auditor with and without other members of management present > Meet with independent registered public accounting firm with and without management present	> All members are independent > Engaged independent compensation consulting firm > Meet regularly with Chief Administrative Officer with and without other members of management present > Meet with compensation consulting firm with and without management present > Follow responsible and effective governance practices including pay for performance, performance-based variable compensation, clawback policy, stock ownership guidelines, limited perquisites and double-trigger change-in-control provisions
Provided Oversight and Support Regarding the Restatement	> Between the announcement of the restatement on November 8, 2012 and the August 6, 2014 filing of the 2013 Form 10-K with the SEC, the Audit Committee: ▪ Held 24 meetings ▪ Held 25 informational update conference calls to supplement these meetings ▪ Had frequent individual contact with management and independent registered public accounting firm > Duration and cost directly related to complexity of restatement and our commitment to accuracy	> Engaged compensation consultant to review implications of the restatement on incentive plans to ensure alignment with business performance during that period and reflect negative implications for stakeholders

Compensation Background

PHOENIX

> Since last advisory Say on Pay vote in 2012, executive compensation program and plans have been shaped by the results of that vote and the Company's restatement

> As a result, Compensation Committee viewed executive compensation decisions during 2012 through 2014 comprehensively and accounted for their long-term impact

- Remained focused on core business and taking appropriate and responsive steps to ensure pay and performance alignment

> Key actions included:

- Conducted multi-faceted stakeholder outreach
- Assessed impact of restatement on open incentive plans
- Adjusted compensation in recognition of named executive officers (NEO) changes

Multi-Faceted Stakeholder Outreach

PHOENIX

> **In response to the results of the 2012 Say on Pay vote, the Compensation Committee embarked on a two-pronged process**
  - Multi-faceted stakeholder outreach to gather feedback from key external stakeholders, including largest shareholders, proxy advisory services and corporate governance research firms
  - Comprehensive review of executive compensation practices

> **No problematic pay practices identified**

> **Actions taken based on feedback and review:**

Stakeholder Feedback	Actions Taken as a Result of Outreach and Review
Select a more appropriately-sized peer group and provide more detailed explanation of peer group selection and assessment methodology	• Increased number of peer group companies with particular focus on similarly sized life insurance and financial services companies that compete with us for business and executive talent. Supplemented proxy peer group data with expanded survey data (See Appendix A - C for additional detail)
Differentiate incentive metrics between the annual incentive plan and long-term incentive plan (LTIP)	• Differentiated incentive plans by adding two new profitability measures to annual incentive plan in 2012 and maintained in 2013; new measures were not included in the 2012-2014 LTIP
Increase weight of incentive metrics that drive profitable growth	• Increased weighting of profitability measures in the annual incentive plan from 50% to 80% beginning in 2013
Increase the performance period for the LTIP from prior year	• Extended performance period for the LTIP to two years
Consider including relative return measures in the LTIP	• Assessing a relative total shareholder return component for upcoming LTIP

Impact of Restatement on Incentive Plans – Delayed Plan Rollout and Payout

PHOENIX

- Due to the restatement, lack of current U.S. GAAP information impacted timing of plan rollout and payout, as well as plan design in some cases

Annual Incentive Plans

Plan Year	Measures / Weights		Traditional Rollout Date	Actual Rollout Date	Traditional Payout Date	Payout Date
2012	GAAP Pre-Tax Operating Income Adjusted Risk Based Capital (RBC) Expense Management Business Conservation New Business Growth	40% 20% 15% 15% 10%	March 2012	March 2012	March 2013	April 2014
2013	GAAP Pre-Tax Operating Income Adjusted RBC Contribution Dollars Saybrus EBITDA	55% 20% 20% 5%	March 2013	July 2013	March 2014	August 2014
2014	Statutory Earnings Adjusted RBC Contribution Dollars Saybrus EBITDA Restatement and Filings Timeline	50% 15% 15% 10% 10%	March 2014	June 2014	March 2015	March 2015[1]

Long-Term Incentive Plans

Plan Cycle	Measures / Weights		Traditional Rollout Date	Actual Rollout Date	Traditional Payout Date	Payout Date
2013 - 2015	Not Granted		March 2013	N/A	March 2016	N/A
June 2014	Statutory Earnings Adjusted RBC Contribution Dollars Saybrus EBITDA Business Conservation	45% 20% 15% 10% 10%	March 2013	June 2014	March 2016	March 2016[1]
2014 – 2016	TBD		March 2014	December 2014[2]	March 2017	March 2017[1]

[1] Expected
[2] Expected rollout date

Treatment of Open Incentive Plans Impacted by Restatement

PHOENIX

- **The Compensation Committee engaged Semler Brossy, its independent compensation consulting firm, to conduct a full review of the implications of the restatement on Phoenix's open[1] incentive plans to ensure they aligned with core business performance during the covered periods and reflected negative implications for shareholders and other key stakeholders**
- **Review included a detailed competitive analysis of how other companies in similar situations addressed compensation**
  - Analysis included more than 100 companies that disclosed a restatement from 2010 - 2014 with situations comparable to Phoenix's, including restatement length and materiality
- **The process included:**
  - Defining guiding principles
  - Establishing an objective framework for determining appropriate treatment of plans based on three key factors commonly used by companies in the competitive analysis
  - Grouping the financial impact of the restatement into three categories and assessing them against the key factors to determine whether to include or exclude their impact from the plan outcomes

Guiding Principles	Key Factors	Key Financial Impacts
• Align with shareholder outcomes and experience over the period • Be fair and equitable for employees • Be appropriate in the context of the broader business performance in the periods covered • Preserve the original intent of each open incentive plan and apply a consistent approach across the portfolio of open incentive plans • Reflect balanced outcomes across the portfolio of open incentive plans	• Nature of the event • Accountability • Materiality	• UL reserve accounting error • Other restatement items • Costs associated with the restatement

[1] Open incentive plans included 2012 and 2013 Corporate Annual Incentive Plans and LTIP for both 2011-2013 and 2012-2014 cycles

Treatment of Open Incentive Plans Impacted by Restatement *(continued)*

PHOENIX

> **Based on the review, the Compensation Committee took the following actions in calculating the results for the four open incentive plans:**

- Exclude the impact of the UL reserve accounting error
  - Expected to generate cumulative net profits on a U.S. GAAP basis
  - Change did not impact previously reported statutory results
  - Excluding the impact of the UL reserve was consistent with items typically excluded by companies covered in the competitive analysis
- Include the impact of all other restatement items and costs associated with the restatement
  - Appropriate to not make any adjustments to offset the adverse impact of any other changes resulting from the restatement, including costs
- Board and Compensation Committee exercised discretion to reduce 2012 Corporate Annual Incentive Plan award for two NEOs

Impact on Open Incentive Plans

Plan	Incentive Plan Results	Plan Payout Results
2012 Corporate Annual Incentive Plan	▪ Achieved solid results on five of six operational and financial measures ranging from 67% to 123% of targets ▪ Reduced award for Mr. Hofmann by 80%, who was CFO during fiscal periods subject to the restatement, and Mr. Wehr by 40%	63% for broader employee participants 38% for Mr. Wehr 13% for Mr. Hofmann
2013 Corporate Annual Incentive Plan	▪ Two measures comprising 75% of the plan were below threshold at 0% of target earned ▪ Excluded restatement expenses from calculation of Pre-Tax Operating Income for the circuit breaker	29%
2011 – 2013 Long-Term Incentive Plan	▪ Performance on three of the four measures was above target ▪ Financial results based on 2011 performance period ▪ Plan results were subject to a stock price modifier	135%
2012 – 2014 Long-Term Incentive Plan	▪ Based on 2012 and 2013 results, the financial measures had a payout of 13%; however, the plan did not meet its circuit breaker and as a consequence, no payout will be made	0%

Strong Alignment Between CEO Pay and Performance Over 3 Years

PHOENIX

> **For the three year period 2011 – 2013, cumulative actual CEO pay was 17% below Target**
- Actual pay for 2012 and 2013 was below Target levels for both years
- No changes to CEO base salary and annual incentive target in 2012 or 2013
- Special one-time grant to CEO in 2011, only
- Board and Compensation Committee exercised discretion to reduce annual incentive payout for Mr. Wehr by 40% from 63% to 38% in 2012 due to the restatement
- No 2013 long-term incentive grant



CEO Target vs. Actual Pay Excluding June 2014 LTI Grant
Salary
Annual Incentive
Long-Term Incentive
Special One-time Perf. Based RSUs
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$3,400
$4,429
$2,800
$965
$1,400
$903
$7,600
$6,297
Target
Actual
2011
2012
2013
3-Year Totals

Notes:
- *In 2011, Mr. Wehr received a special, one-time grant of Performance Based RSUs with a target value of $600,000 that was subject to performance conditions of the 2011-2013 LTIP, but not the stock price modifier.*
- *Payouts as a percent of target are as follows: 2011 Annual (143%), 2011-2013 LTIP (144%), 2012 Annual (38%), 2012-2014 LTIP (0%), 2013 Annual (29%).*
- *A LTIP grant was made in June 2014 that was designed to accomplish the objectives that would have been met by a 2013 LTIP grant.*
- *Actual results reflect plan year rather than payout year*

$ in thousands

2013 CEO Pay and Impact of Long-Term Incentive Grant Made in June 2014 on Pay Mix

PHOENIX

> **Due to restatement and resulting lack of U.S. GAAP information for long-term goal setting, no long-term incentive grant was made in 2013**
  - Pay mix for Mr. Wehr consisted of only base salary and annual incentive
  - Total target direct compensation and proportion of variable compensation down compared to prior years.

> **A long-term incentive grant was made in June 2014 to accomplish the objectives that would have been addressed by a 2013 long-term incentive grant. Had the June 2014 grant been made in 2013, 75% of our CEO's target would have been variable compensation and the same as in 2012.**
  - In addition to pay mix, total target direct compensation in 2013 would have been the same as in 2012

2013 Pay Mix for CEO, as Granted in 2013


Fixed Pay: 2013 Base Salary
Variable Pay: 2013 PIP[1] (Target)

2013 Pay Mix for CEO, Including June 2014 LTIP Grant


Fixed Pay: 2013 Base Salary
Variable Pay: 2013 PIP[1] (Target)
Variable Pay: June 2014 LTIP Grant (Target)

[1] Performance Incentive Plan – annual plan

Compensation Summary

PHOENIX

Since the Company's last advisory Say on Pay vote in 2012, our executive compensation program and plans have been heavily influenced by the results of that vote and the Company's restatement. In this challenging time, we have remained focused on our core business and taken appropriate and responsive steps to ensure pay for performance alignment. Some steps taken:

- **Considerable stakeholder outreach. We listened to stakeholder feedback and took specific actions in response to what we heard:**
  - Expanded and revised peer group with a focus on similarly sized insurance companies and financial services companies that compete with us for executive talent. Supplemented peer group data with survey data
  - New and differentiated annual and long-term incentive plan measures with increased weighting on profitability measures
  - Extended performance period for Long-Term Incentive Plan
- **Followed a thoughtful and responsible process in dealing with open incentive plans during restatement to ensure alignment with business performance during that period and reflect negative implications for stakeholders**
- **Compensation adjustments for several NEOs resulting from new or expanded roles**
- **Strong alignment between CEO pay and performance over three years 2011 - 2013**
- **In addition, followed effective governance practices on executive compensation matters including:**
  - Pay for performance, performance-based variable compensation, clawback policy, stock ownership guidelines, limited perquisites, double-trigger change-in-control provisions and engage an independent consulting firm

Conclusion

PHOENIX

- Company expects to be a current SEC filer by December 5, 2014 and continues to execute on its growth strategy
- The Board is actively engaged in providing advice and oversight to the Company during an extraordinary time
- The Board has and continues to act in the best long-term interests of shareholders
- We ask your support in favor of all proposals presented to shareholders by management for vote at the November 20, 2014 annual meeting

PHOENIX

Appendix

Appendix A: Expanded Peer Group

PHOENIX

> **As a result of shareholder feedback, the Compensation Committee adopted a new approach to compensation market assessments including an expanded peer group**

- Increased number of peer companies from 10 to 14
- Added companies that were comparable in terms of business (life and annuity vs. property and casualty) and asset size

> **A summary of the changes to our competitive assessment is indicated below:**

	Competitive Assessment Before *(2012 and Prior)*	**Competitive Assessment After** *(2013 and Going Forward)*
Peer Group	▪ 10 public life and health insurance companies between one-third and three times Phoenix's assets (approximately $22 billion when the peer group was determined)	▪ Expanded to include 14 public life and health insurance companies and financial services companies of similar size to Phoenix in terms of assets ▪ These companies share many business model characteristics with Phoenix and some of the peers are direct business competitors. Phoenix's direct business competitors also include larger life insurance companies
Use of Proxy Data from Peer Group	▪ Primarily used as a secondary check to the survey data	▪ Expanded use of Peer Group proxy data to NEOs when sufficient data was available for the position (e.g. provides primary comparison data for the CEO and CFO). Peer Group proxy data could not be used for all other NEOs because of a lack of relevant matches
Use of Survey Data	▪ Used as the primary comparison data for all NEOs and as a secondary comparison for the CEO	▪ Utilized as a secondary comparison for CEO and CFO, but remained as the primary comparison data for all other NEOs for whom proxy data is unavailable

Appendix B: Primary and Secondary Executive Comparison Methodology

PHOENIX

- The choice of the Compensation Reference Range for the Proxy Peer Group and Survey data recognizes the differences in size between Phoenix and the comparison groups and provides a methodology designed to use data from companies of the appropriate size

CEO and CFO			
Source Priority	**Reference**	**Median Asset Size**	**Compensation Reference Range** *(Percentile)*
Primary	Proxy Peer Group	$22 billion	25th – 50th
Secondary	Towers Watson DIS	$54 billion [1]	25th – 50th

Other NEOs			
Source Priority	**Reference**	**Median Asset Size**	**Compensation Reference Range** *(Percentile)*
Primary	Mercer	$12 billion [2]	50th – 75th
Secondary	Towers Watson DIS	$54 billion [1]	25th – 50th

[1] If not available, the larger group of 29 companies with median assets of $170 billion is referenced at the 10th – 25th percentile range.
[2] If not available, the larger group of over 3,000 companies with median revenues of $1 billion is referenced at the 50th – 75th percentile range.

Appendix C:
Phoenix 2013 Peer Group Companies

PHOENIX

- American Financial Group
- American National Insurance
- American Equity
- CNO Financial
- FBL Financial
- Independence Holding
- Kansas City Life
- National Western Life
- Primerica
- Protective Life
- StanCorp Financial
- Symetra Financial
- Torchmark
- Unum Group

Appendix D: Limited Named Executive Officer Compensation Changes 2012 and 2013

PHOENIX

> Changes to target pay[1] were limited and primarily focused on promotion or substantial changes in role / scope

NEO	Changes	Rationale
Hofmann	• Reduced annual incentive target from $425,000 to $350,000 • Reduced LTIP target from $340,000 to $275,000	• In conjunction with his new role as Executive Vice President, Strategy and Business Development, and to better align his compensation with other NEOs
Malley	• Increased salary from $360,000 to $385,000 • Increased annual incentive target from $306,000 to $335,000 • Increased LTIP target from $250,000 to $330,000	• In recognition of her promotion to Chief Financial Officer, salary changes effective November 2012 and incentive target changes effective 2013
Cassidy	• Increased annual incentive target from $631,330 to $704,845	• In conjunction with his assumption of additional responsibilities and Saybrus business growth
Wilkos	• Increased salary from $370,000 to $385,000 • Increased annual incentive target from $333,000 to $335,000	• In recognition of his sustained strong performance as Chief Investment Officer

[1] Target pay includes base, annual and long-term incentive compensation

Biographies

PHOENIX

Name / Title	Biography
John Forsgren *Chairman of the Board*	■ Chairman of the Board of Directors since July 2013; Director since 2005 ■ Director of Trident Resources Corp. since 2007, Port Townsend Paper Co. since 2008, and Duke Energy Corporation since August 2009. Serves on the board of several privately held companies. Previously, he served as a director of NEON Communications Group, Inc. from 1998 to 2007 and CuraGen Corporation from 2002 to 2009, serving as Executive Chairman during 2009. ■ Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 2001 through 2004, and Executive Vice President and Chief Financial Officer from 1996 to 2001; Managing Director of Chase Manhattan Bank from 1995 to 1996, Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995, Senior Vice President and Chief Financial Officer of Euro Disney (a subsidiary of The Walt Disney Company) from 1990 to 1994, and Vice President and Treasurer of The Walt Disney Company from 1986 to 1990.
Bonnie Malley *EVP and Chief Financial Officer*	■ Executive Vice President and Chief Financial Officer since November 2012 ■ Executive Vice President and Chief Administrative Officer of the Company since 2008 and the head of Human Resources since August 2002; Senior Vice President and Chief Accounting Officer in 2001 and Vice President, Corporate Finance in 1998. ■ Joined the Company in 1985 as a staff auditor within the securities accounting and investment accounting functions.
Jody Beresin *EVP and Chief Administrative Officer*	■ Executive Vice President and Chief Administrative Officer since July 2014 ■ Responsible for Human Resources, Corporate Communications, Information Technology and Corporate Services. Served as Senior Vice President, Administration, since November, 2012; Assumed leadership in Human Resources in January 2004 after serving as a Vice President, Corporate Communications, since February 2003. ■ Joined the Company in 1994 as Director of Corporate Communications and advanced through increasingly responsible positions that included public relations, internal communications, marketing and advertising. Previously worked at the Travelers Companies in a variety of communications roles
Naomi Baline Kleinman *VP and Treasurer*	■ Vice President and Treasurer since March 2014 ■ Assumed her current role in 2014 and is responsible for investor relations, rating agency relations, treasury and banking functions and strategic projects; Led Investor Relations and Rating Agency Relations since 2009 after serving as chief of staff and in a variety of finance positions. ■ Joined the Company in 1996 as an assistant vice president and was promoted to second vice president in 1998. Previously worked at Connecticut Mutual in investments and corporate finance

PHOENIX